UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 13, 2010

Cal Dive International, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33206 (Commission File Number)	61-1500501 (IRS Employer Identification No.)

2500 CityWest Boulevard, Suite 2200 Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 361-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition.

The following information is being provided under Form 8-K, Item 2.02, and should not be deemed incorporated by reference by any general statement incorporating by reference this Current Report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Registrant specifically incorporates this information by reference, and none of this information should be deemed “filed” under such acts.

On October 15, 2010, Cal Dive International, Inc., a Delaware corporation (“Cal Dive” or the “Company”), issued a press release announcing expected impairment charges and third quarter earnings conference call details.

A copy of the press release is included herein as Exhibit 99.1.

In addition, the information set forth in Item 2.06 below is incorporated by reference herein.

Item 2.06

Material Impairments.

Prompted by a decline in the market capitalization and financial results of the Company during 2010 due to the current downturn of its business, Cal Dive performed an interim valuation of its goodwill and long-lived assets as of August 31, 2010 in accordance with the requirements of Accounting Standards Codification (“ASC”) Topic 350, Intangibles—Goodwill and Other (formerly SFAS No. 142, Goodwill and Other Intangible Assets) and ASC Topic 360, Property, Plant and Equipment (formerly SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets), based on the Company’s single operating unit structure. Cal Dive tests for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of its reporting unit below its carrying amount.

Management engaged an accounting firm to prepare the impairment analysis, which is currently in the process of being finalized.  Following receipt of a draft report from such firm that management reviewed with the Audit Committee of the Company’s Board of Directors on October 13, 2010, management made a preliminary assessment that it expects to record for the third quarter 2010 non-cash, pre-tax impairment charges related to all or substantially all of the Company’s goodwill.  The impairment charges may also involve the write-down of four construction barges that have been idle for a significant period of time.

The valuation analysis is currently in the process of being finalized by the accounting firm, and additional details will be reported in the Company’s Quarterly Report on Form 10-Q for the third quarter ending September 30, 2010.

These impairment charges will have no effect on the Company’s debt covenants under its existing credit facility and will not result in future cash expenditures.

Item 7.01

Regulation FD Disclosure.

The following information is being provided under Form 8-K, Item 7.01, and should not be deemed incorporated by reference by any general statement incorporating by reference this Current Report into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Registrant specifically incorporates this information by reference, and none of this information should be deemed “filed” under such acts.

On October 15, 2010, the Company issued the press release included herein as Exhibit 99.1.

Item 9.01

Financial Statements and Exhibits.

(d)        Exhibits.

The exhibits to this current report on Form 8-K are listed in the Exhibit Index, which appears at the end of this report and is incorporated herein by reference.

CAUTIONARY STATEMENT

Certain statements in this Current Report on Form 8-K may include “forward-looking” statements that are generally identifiable through our use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project” and similar expressions and include any statements that we make regarding our earnings expectations.  The forward-looking statements speak only as of the date of Current Report on Form 8-K, and the Company undertakes no obligation to update or revise such statements to reflect new information or events as they occur.  Actual future results may differ materially due to a variety of factors, including current economic and financial market conditions, changes in commodity prices for natural gas and oil and in the level of offshore exploration, development and production activity in the oil and natural gas industry, the impact on the market and regulatory environment in the U.S. Gulf of Mexico resulting from the Macondo well blowout, the Company’s inability to obtain contracts with favorable pricing terms if there is a downturn in its business cycle, intense competition in its industry, the operational risks inherent in its business, and other risks detailed in Cal Dive’s Annual Report on Form 10-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAL DIVE INTERNATIONAL, INC.

By:	/s/ Brent D. Smith
Brent D. Smith Executive Vice President, Chief Financial Officer and Treasurer

Date:   October 19, 2010

Cal Dive International, Inc.

Exhibit Index

Exhibit

Number

99.1	Press release issued by Cal Dive International, Inc. on October 15, 2010.